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Exhibit 10.36

AMENDMENT
TO THE MACERICH COMPANY
2003 EQUITY INCENTIVE PLAN

        WHEREAS, The Macerich Company (the "Company") maintains The Macerich Company 2003 Equity Incentive Plan (the "Plan");

        WHEREAS, Article 8 of the Plan provides for the automatic formulaic award of nonqualified stock options to eligible directors of the Company during the term of the Plan; and

        WHEREAS, the Board of Directors has the authority to amend the Plan, and has determined that it is advisable and in the best interests of the stockholders of the Company to amend the Plan to suspend the grant of such automatic awards indefinitely.

        RESOLVED, the Plan is hereby amended effective as of October 29, 2003 as follows:

        1.     Section 8.1 of the Plan is hereby amended by inserting the following sentence to the immediately before the first sentence thereof:

        "Notwithstanding anything contained in this Article 8 to the contrary, effective as of October 29, 2003, the automatic grant of nonqualified stock options as provided for in this Section 8 is hereby suspended."

        IN WITNESS WHEREOF, the Company has caused its duly authorized officer to confirm the adoption of this Amendment by the Board as of the 29th day of October, 2003.

/s/ RICHARD A. BAYER Richard A. Bayer Executive Vice President, General Counsel and Secretary

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AMENDMENT TO THE MACERICH COMPANY 2003 EQUITY INCENTIVE PLAN